Exhibit 32.2
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Twenty One Capital, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steven Meehan, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Date: November 13, 2026

/s/ Steven Meehan
Steven Meehan
Chief Financial Officer (Principal Financial Officer)